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                                                                 EXHIBIT 4(b)

                           DEFERRED COMPENSATION PLAN

                     FOR NON-EMPLOYEE DIRECTORS OF TRW INC.

                                  JULY 1, 1997


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                           DEFERRED COMPENSATION PLAN
                     FOR NON-EMPLOYEE DIRECTORS OF TRW INC.
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                                TABLE OF CONTENTS

                                                                                                          PAGE
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     Section 1.       Effective Date....................................................................     1

     Section 2.       Purpose...........................................................................     1

     Section 3.       Eligibility.......................................................................     1

     Section 4.       Administration....................................................................     1

     Section 5.       Deferral of Compensation..........................................................     2

     Section 6.       Effect of Deferral Elections......................................................     3

     Section 7.       Deferred Compensation Account.....................................................     3

     Section 8.       Value of Deferred Compensation Accounts...........................................     5

     Section 9.       Distribution of Account...........................................................     5

     Section 10.      Acceleration of Account Distribution
                      Due to Unforeseeable Emergency....................................................     7

     Section 11.      Death of Eligible Director;
                      Distribution of Account Balance...................................................     7

     Section 12.      Acceleration of Account Distribution
                      Due to Change in Control..........................................................     8

     Section 13.      Eligible Directors' Rights Unsecured.................................................  9

     Section 14.      Assignability.......................................................................  10

     Section 15.      Amendment...........................................................................  10


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SECTION 1.        EFFECTIVE DATE.

         The effective date of the Deferred Compensation Plan for Non-Employee Directors of TRW Inc. (the "Plan") is July 1, 1997 (the "Effective Date").

SECTION 2.        PURPOSE.

         The purposes of the Plan are to align a significant portion of Director compensation with creating and sustaining shareholder value and to attract and retain a diverse and truly superior Board of Directors. The Plan is intended to serve as the mechanism that will allow each eligible Director to defer all or a portion of the compensation otherwise payable to him or her for his or her services to TRW Inc. (the "Company").

SECTION 3.        ELIGIBILITY.

         Each Director of the Company who is not an employee of the Company or of one of its subsidiaries shall be eligible to, and shall participate in, the Plan (the "Eligible Director"). Following the Effective Date of the Plan, (i) a non-employee Director will be deemed an Eligible Director as of the effective date of his or her election as a Director of the Company, and (ii) an employee Director will be deemed an Eligible Director as of the date he or she ceases to be an employee of the Company or of one of its subsidiaries but continues to be a Director, in accordance with the provisions of the Directors' retirement policy as amended from time to time. Eligibility to receive and defer compensation pursuant to this Plan will cease upon the earlier of the Eligible Director's termination of service as a Director of the Company or upon his or her death.

SECTION 4.        ADMINISTRATION.

         The Plan shall be administered by a committee (the "Committee") consisting of the following three officers of the Company: the Executive Vice President and Chief



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Financial Officer, the Executive Vice President and General Counsel, and the
Executive Vice President of Human Resources. The Committee shall have the power to (i) determine all questions of fact or interpretation regarding Plan provisions; (ii) adopt rules, regulations and procedures deemed necessary and appropriate to carry out the Plan's operation; and (iii) maintain or cause to be maintained necessary and appropriate records. The Committee's determinations on questions of fact or interpretation of Plan provisions will be binding on all parties.

         The Committee may delegate its authority to carry out specific responsibilities given to it under the Plan.

SECTION 5.        DEFERRAL OF COMPENSATION.

         (a) Automatic Deferral. One-half (50 percent) of the annual retainer, exclusive of any retainer paid for chairing a Committee of the Directors, (the "Base Annual Retainer") otherwise payable by the Company to an Eligible Director for his or her services to the Company on or after the Effective Date, will be automatically deferred in equivalent shares of TRW Common Stock (the "Automatic Deferral") under the Plan. The shares will be held in trust for the Eligible Director's benefit.

         (b) Elective Deferral. In addition to the Automatic Deferral described above, an Eligible Director may elect to defer all or a portion of the remaining 50 percent of his or her Base Annual Retainer (the "Elective Deferral"), expressed either as a dollar amount or as a percentage, and any retainer that he or she may receive for chairing one of the Committees of the Directors of the Company (together, the "Available Retainer").

         With respect to the initial elections under the Plan for 1997, an Eligible Director may elect to defer all or any portion of the Available Retainer for services to be performed on or after the Effective Date, by completing a deferral election form prescribed by the Secretary of the Company (the "Secretary") and returning it to the

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Secretary with the following effect: (i) on or before June 13, 1997 for effect as of July 1; (ii) on or before July 15, 1997 for effect by August 1; and (iii) on or before July 31, 1997 for effect September 1.

         An Eligible Director who (i) is elected a Director of the Company following the Effective Date of the Plan or (ii) ceases to be an employee of the Company or one of its subsidiaries but continues to be a Director may choose to defer all or any portion of the Available Retainer for his or her subsequent services to the Company, provided that the prescribed deferral election form is delivered to the Secretary within 30 days after the effective date of the Eligible Director's (i) election as a Director of the Company or (ii) change in employment status.

         For years subsequent to 1997, an Eligible Director who elects to defer all or a portion of the Available Retainer must execute the prescribed election form and deliver it to the Secretary prior to the first day of the calendar year for which the election is to be effective. If the Director becomes eligible to participate in the Plan during the calendar year, the prescribed deferral election form must be delivered to the Secretary within 30 days after the effective date of the Eligible Director's (i) election as a Director of the Company or (ii) change in employment status.

SECTION 6.        EFFECT OF DEFERRAL ELECTIONS.

         Deferral elections, expressed either as a dollar amount or as a percentage, made under this Plan with respect to any calendar year may not be amended or revoked after the beginning of the calendar year with respect to compensation to be received for services performed during that calendar year.

SECTION 7.        DEFERRED COMPENSATION ACCOUNT.

         As of the Effective Date of the Plan, or the effective date of the Director's eligibility, as appropriate, the Company shall establish an unfunded deferred

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compensation account (the "Account") for each Eligible Director consisting of an
Automatic Deferral portion and an Elective Deferral portion, if any.

         (a) Automatic Deferral Portion. The Company will establish a trust account for the benefit of the Eligible Directors. On the first business day of each month, the Company will transfer to the trustee of the trust account one-twelfth (1/12) of the amount of each Eligible Director's Automatic Deferral, to be used by the trustee to purchase equivalent shares of TRW Common Stock that will be held in the trust account. The trustee will participate in the Company's Dividend Reinvestment Plan, and all cash dividends will be reinvested in TRW Common Stock for the Eligible Directors' benefit.

         (b) Elective Deferral Portion. This portion of the Eligible Director's Account will consist of (i) amounts rolled over from the Eligible Director's Account under the former Deferred Compensation Plan for Non-Employee Directors of TRW Inc., if applicable, and (ii) any portion of the Available Retainer that the Eligible Director elects to defer. These amounts will be held in phantom accounts and indexed to the performance of one or more investment funds established under The TRW Employee Stock Ownership and Stock Savings Plan (the "Stock Savings Plan").

         Allocation of the Elective Deferral portion of the Eligible Director's Account to any of the available investment funds must be made in increments of 25 percent. The Eligible Director's allocation choices shall be implemented as soon as practicable, in the sole discretion of the Committee.

         Subject to any restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934, the Eligible Director may, at any time, (i) change his or her allocation choices with respect to future Elective Deferrals or (ii) reallocate the hypothetical investment earnings in the existing Elective Deferral portion of his or her Account. Changes or reallocations so made must also be in increments of 25 percent.

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         The Committee shall have the right to substitute investment fund choices for the Elective Deferral portion of the Accounts from time to time, without adversely affecting existing accruals in the Eligible Directors' Accounts.

         Hypothetical investment earnings shall continue to accrue until the Eligible Director's Account is fully distributed.

SECTION 8.        VALUE OF DEFERRED COMPENSATION ACCOUNTS.

         The value of each Eligible Director's Account shall reflect all amounts deferred, including gains and losses from the hypothetical investments, and shall be determined on the last day of each month (the "Valuation Date"). The value of hypothetical investments in the Stock Savings Plan shall be based upon the valuation date under the Stock Savings Plan coincident with or immediately preceding such Valuation Dates.

         The amount in an Eligible Director's Account as of each Valuation Date that has not been previously deemed invested shall be deemed invested in a hypothetical investment on such date, based on the value of the hypothetical investment on such date.

SECTION 9.        DISTRIBUTION OF ACCOUNT.

         No distributions may be made from an Eligible Director's Account, except as provided in this Section and Sections 11 and 12.

         (a) Automatic Deferral Portion. Automatic Deferral amounts and earnings from the Company's Dividend Reinvestment Plan credited to an Account shall be distributed, beginning as soon as practicable, after the Eligible Director ceases to hold office as a Director of the Company. The distribution shall be made in whole shares of TRW Common Stock, valued at the fair market value of a share of TRW Common Stock on the date of distribution. The Eligible Director shall specify, at the time set forth in

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Section 5 for making Elective Deferrals, how distribution is to be made with respect to this portion of his or her Account:

         (1) as a single payment, with any fractional shares being paid in cash; or

         (2) in regular annual installments payable over a period not to exceed 10 years, with fractional shares paid in cash at the time of the final installment payment.

         (b) Elective Deferral Portion. Elective Deferral amounts and the relevant hypothetical investment earnings credited to an Account shall be distributed in accordance with the instructions given to the Secretary by the Eligible Director at the time of his or her election to defer all or a portion of the Available Retainer and may begin as of:

         (1) the date the Eligible Director ceases to hold office as a Director of the Company;

         (2) the date the Eligible Director reaches an age at which he or she may earn unlimited amounts without penalty under the Social Security Act and the regulations promulgated thereunder; or

         (3) such other date specified by the Eligible Director on the election form (at least two years from the date deferral of compensation begins).

Distribution of an Account may be made as a single payment or in regular annual installments over a period of not more than 10 years.

         All distributions from the Elective Deferral portion of the Account will be made in cash, denominated and payable in United States dollars, equal to the amounts deferred

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and any gains or losses on those amounts, based on the performance of the investment funds to which the Eligible Director allocated his or her deferred compensation.

         The Eligible Director may change his or her Elective Deferral distribution instructions by subsequent written notice to the Secretary, but any such change will apply only to future deferrals. If an Eligible Director should fail to give the Secretary instructions as to the type of distribution preferred, his or her Account will be distributed as a single payment as soon as practicable following the date on which he or she ceases to hold office as a Director of the Company.

SECTION 10. ACCELERATION OF ACCOUNT DISTRIBUTION DUE TO UNFORESEEABLE EMERGENCY.

         An Eligible Director will be permitted to receive distribution of all or a part of the Elective Deferral portion of his or her Account if the Committee determines that an unforeseeable emergency has occurred. An unforeseeable emergency is one that is caused by an event beyond the Eligible Director's control and that would cause severe financial hardship to him or her if the distribution of all or a part of the Elective Deferral portion of his or her Account were not approved. Any distribution approved under this provision shall be limited to the amount deemed necessary to meet the emergency.

SECTION 11.  DEATH OF ELIGIBLE DIRECTOR; DISTRIBUTION OF ACCOUNT BALANCE.

         In the event of the death of an Eligible Director before he or she has received full distribution of his or her Account, the value of the Account balance remaining to be distributed shall be determined as of the Valuation Date coincident with or immediately following the Eligible Director's death. The Account balance shall, as soon as practicable, be distributed in a single payment to the beneficiary or beneficiaries designated by the Eligible Director. In the event that an Eligible Director has failed to name a beneficiary, his or her Account balance shall be distributed to his or her estate.

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SECTION 12. ACCELERATION OF ACCOUNT DISTRIBUTION DUE TO CHANGE IN CONTROL.

         In the event of a change in control of the Company, an Eligible Director's Account balance may become subject to immediate distribution in accordance with the Eligible Director's election instructions; provided, however, that the Eligible Director specifically stipulated on his or her election form that such accelerated payout be made. For purposes of this Plan, a change in control, as defined in resolutions adopted by the Compensation and Stock Option Committee of the Directors of the Company on July 26, 1989, will be deemed to have occurred if:

         (i) the Corporation is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 51 percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock ("Voting Stock" consists of the then-outstanding securities entitled to vote generally in the election of Directors of the Corporation) immediately prior to such transaction;

         (ii) the Corporation sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person if less than 51 percent of the combined voting power of the then-outstanding voting securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

         (iii) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20 percent or more of the combined voting power of the Voting Stock;


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         (iv)     the Corporation shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Corporation has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each Director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the Directors of the Corporation then still in office who were Directors of the Corporation at the beginning of any such period.

         Notwithstanding the foregoing definition, a "change in control" shall not be deemed to have occurred solely because (i) the Corporation, (ii) an entity in which the Corporation directly or indirectly beneficially owns more that 50 percent of the voting securities or (iii) any employee stock ownership plan sponsored by the Corporation or any other employee benefit plan of the Corporation, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Item 1 of Form 8-K or
         Item 6(e) of Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Corporation reports that a change in control of the Corporation has or may have occurred or will or may occur in the future by reason of such beneficial ownership...

SECTION 13. ELIGIBLE DIRECTORS' RIGHTS UNSECURED.

         This Plan is deemed unfunded for tax purposes and is not governed by the Employee Retirement Income Security Act of 1974. Consequently, for purposes of this Plan, no assets shall be segregated and placed beyond the reach of the Company's general creditors. The right of an Eligible Director to receive future installments under the

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provisions of this Plan shall be an unsecured claim against the general assets of the Company. Accordingly, the Eligible Directors will have the status of general unsecured creditors of the Company, and the Plan constitutes a mere promise by the Company to make Account distributions in the future.

SECTION 14.       ASSIGNABILITY.

         The right of the Eligible Director, or of his or her beneficiary, to receive distribution of his or her Account pursuant to the provisions of this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Eligible Director, or of his or her beneficiary, except by will or by the laws of descent and distribution.

SECTION 15.       AMENDMENT.

         This Plan may at any time or from time to time be amended, modified or terminated by the Directors or the Executive Committee of the Directors of the Company. No amendment, modification or termination shall adversely affect an Eligible Director's Account, without his or her consent.

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